Exhibit 99.1

Silver Dragon discovers 1.5 meters of 732 g/t Silver, 3.28% Lead and 9.56% Zinc at Dadi, Reports Progress at Aobaotugounao

BEIJING, July 5, 2012 (PRIME NEWSWIRE) – Silver Dragon Resources Inc. (OTCBB: SDRG) (“the Company”) is pleased to announce recent results from the ongoing 2012 drilling program at its Dadi and Aobaotugounao Silver-Lead-Zinc polymetallic properties in Inner Mongolia, Northern China. Dadi and Aobaotugounao are owned by Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top”), of which Silver Dragon Resources Inc. has a 40% equity interest.

Highlights are as follows:

  According to assay results released on June 25, four underground drill holes (ZK0808, ZK0308, ZK0702, and ZK0901) have been completed, revealing significant Silver-Lead-Zinc mineralization at Dadi.

  Four underground drill holes located at 1,384 meters in the PD1 tunnel at exploration lines no.3, no. 7 and no. 9 at Dadi further define mineralization zones I and II at deeper levels.

  1:2,000 geological mapping, geological section surveying and surface drilling are in progress at Aobaotugounao.

Two mineralized intervals have been discovered at the underground drill hole ZK0808: azimuth 220°, dip angle 86°,drilling length 120m. One is from 61.5m to 63m interval and the grades are Ag 35.5 g/t, Pb 1.15%, Zn 0.52% . The second interval is from 97.5m to 100.5m interval and the grades of two samples are Ag 78.8 g/t, Pb 0.11%, Zn 0.13%, and Ag 732 g/t, Pb 3.28%, Zn 9.56%, respectively.

Based on the assay results for underground dill hole ZK0308: azimuth 220°, dip angle 86°,drilling length 120.85m, one sample (from 84m to 85.5m interval) reveals a mineralized body with grades of Ag 34.4 g/t, Pb 1.44% and Zn 1.89% .

Four intervals hit silver, lead and zinc mineralization at underground drill hole ZK0702: azimuth 220°, dip angle 85°,drilling length 71.5m; the first interval is from 58.5m to 60.0m with grades of Ag 2.3 g/t, Pb 0.019% and Zn 1.14%; the second interval is from 63m to 66m with grades of two samples being Ag 72.5 g/t, Pb 0.96% and Zn 4.3%, and Ag 10.4 g/t, Pb 0.04 % and Zn 1.19%, respectively; the third interval is from 67.5m to 69m with grades of Ag 11.5 g/t, Pb 0.07% and Zn 1.07% . Additionally, in intervals from 45.65m to 70.0m, the rocks are strongly altered and assay results show most of the samples reaching industrial grades or near cutoff grades of lead and zinc. These results demonstrate a significant concentration of lead and zinc mineralization.

Three samples taken from intervals from 56.4m to 60.6m, at underground drill hole ZK0901: azimuth 220°, dip angle 87°,drilling length 72m show relatively strong zinc mineralization and weak silver and lead mineralization. From the 56.4m to 57.9m interval, the grades are Ag 5.5 g/t, Pb 0.062%, and Zn 0.71%; from the 57.9m to 59.4m interval, grades are Ag 11.0 g/t, Pb 0.082%, and Zn 2.04%; from the 59.4m to 60.6m interval, grades are Ag 11.2 g/t, Pb 0.05%, and Zn 1.34% .

The underground drilling results mentioned above provide significant information, which can be used for identifying extensions of main mineralization zones and for guidance over deeper-level tunneling work.

To view the complete press release with assay tables, please visit our website at www.silverdragonresources.com or copy and paste the following link in your browser:

http://silverdragonresources.com/InvestorCenter/NewsRelease.asp?ID=100275

Dr. Tiebing Liu, P. Geo., a “qualified person” within the meaning of NI 43-101, reviewed and participated in the preparation of the technical information disclosed in this news release.

About Dadi

Dadi is one of the six exploration properties of Sanhe Sino-Top Resources and Technologies Ltd. ("Sino-Top"), a Chinese company that holds exclusive exploration rights to these properties, located in the prolific Erbahuo Silver District in Inner Mongolia, China. Silver Dragon Resources Inc. has a 40% ownership interest in Sino-Top. The Dadi exploration area, covering 12.48 square kilometers, is located in the Mesozoic volcanic basin in Keshiketeng County, Inner Mongolia, China (see Project location Map at: http://www.silverdragonresources.com/_img/China_Project_Location_Map.jpg).

Geologically, the Dadi property is located in the south edge of the Daxinganling metallogenic belt and at the joint between the Daxinganling mountain chain (with north-east direction) and the Xilamulunhe structure belt which trends in an east-west direction. These two structural belts are also two major ore-forming belts of China. This entire tectonic setting provides a dynamic geologic environment for the development of mineralizing systems. The major exposed rocks in the Dadi Property are Upper Jurassic Baiyingaolao Formation dacitic tuffaceous lava, dacitic tuff, rhyolitic tuff, and tuffaceous sandstone and conglomerate, among which dacitic tuffaceous lava and dacitic tuff are the main host rocks of mineralization.

A preliminary NI 43-101 feasibility study of the Dadi property was completed in Q3-2011, with the results presented in a Technical Report prepared by Southampton Associates Inc. of Toronto, Canada (see press release of September 7, 2011).

About Aobaotugounao

The Aobaotugounao property covers a total of 21.07 km2. It is approximately 9km northwest of Tongxing Township, Keshiketeng County, Inner Mongolia. Geologically, it is characterized by a hydrothermal vein Ag-polymetallic deposit within Jurassic volcanic series. Recent geological work on the property has identified 16 alteration zones, three of which are Ag-Pb mineralization zones. Major alterations are limonitization, siliconization, chloritization and fluoritization. A geophysical survey has suggested the possible existence of silver, lead, zinc and copper mineralization zones below 150 meters from surface. The 4,000 meter drilling planned for Aobaotugounao will help further define the existing mineral zones as well as identify additional mineral zones within the exploration area.

About Sino-Top

Sanhe Sino-Top Resources & Technologies, Ltd. (“Sino-Top'') was originally incorporated in 2003 as a Chinese company wholly-owned by Huaguan Industrial Corp. (“HIC''), a subsidiary of the state-owned North China Geological Exploration Bureau. Sino-Top became an American-Chinese joint venture in 2005. Silver Dragon Resources Inc. acquired Sino-Top in 2006, and currently owns 40% of Sino-Top after having sold 50% of its ownership interest to its Chinese partners. The Chinese side partners, led by Gansu Shengda Group Ltd. (“Shengda”), at 52%, and HIC, at 8%, collectively together own 60% of Sino-Top. Sino-Top holds exclusive exploration and development rights to six properties in northern China (Inner Mongolia), covering a total area of 139 km2. Sino-Top won the prestigious Prospector/Explorer of the Year Award for its Dadi Silver Polymetallic Project, at the China Mining Congress & Expo 2009 held in Tianjin, China, during October 20-22, 2009.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metals company focused on the exploration, acquisition, development and operation of silver mines in proven silver districts globally. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, have highly leveraged, out-of-the-money silver deposits, and/or are producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing, its six Sino-Top properties in China (particularly Dadi and Laopandao). For more information, please visit the Company's website at: www.silverdragonresources.com (available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Dadi silver-polymetallic project, outcome and timing for the completion of further assays and metal amounts in partial assay results, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur.

Contact

Silver Dragon Resources Inc.
Marc Hazout, President or Alessandro Motta, Investor Relations
(416) 223-8500 or Toll Free: 1-866-512- SDRG (7374)
Email: info@silverdragonresources.com